Exhibit 99.1
Fortrea Reports Fourth Quarter and Full-Year 2024 Results; Issues Full-Year 2025 Guidance
For the three months and full-year ended December 31, 2024, from continuing operations:

•Revenues of $697.0 million for the fourth quarter, $2,696.4 million for the full year
•GAAP net loss of $(73.9) million for the fourth quarter, $(271.5) million for the full year
•Adjusted EBITDA of $56.0 million for the fourth quarter, $202.5 million for the full year
•Fourth-quarter book-to-bill ratio of 1.35x

DURHAM, N.C., March 3, 2025— Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (“CRO”), today reported financial results for the fourth quarter and full year ended December 31, 2024.
“Our intense focus on our customers’ success and creating a better customer experience has resulted in the stronger demand that is reflected in this quarter’s book-to-bill,” said Tom Pike, chairman and CEO of Fortrea. “Since we spun, our average book-to-bill has been 1.2x. Our positive progress is also reflected in our improving quality metrics and increasing customer satisfaction scores. We largely exited our Transition Services Agreement with our former parent company, including the migration of more than 27,000 computers, mobile phones, applications and servers. We are ready for the next phase in our journey, moving from transition to transformation, creating value for our customers, shareholders, employees and the patients we ultimately serve.”

All commentary in this press release relates to continuing operations unless otherwise noted.
Fourth Quarter 2024 Financial Results
Revenue for the fourth quarter was $697.0 million, compared to $709.7 million in the fourth quarter of 2023.
Fourth quarter GAAP net loss was $(73.9) million and diluted loss per share was $(0.82) compared to fourth quarter of 2023 GAAP net loss of $(48.6) million and diluted loss per share of $(0.55). Fourth quarter adjusted EBITDA was $56.0 million, compared to fourth quarter of 2023 adjusted EBITDA of $58.9 million.
Fortrea’s book-to-bill ratio was 1.35x for the fourth quarter of 2024.
Full Year 2024 Financial Results
Revenue for the full year was $2,696.4 million, compared to $2,842.5 million for the full year 2023.
Full year GAAP net loss was $(271.5) million and diluted loss per share was $(3.03) compared to 2023 GAAP net loss of $(31.7) million and diluted earnings per share of $(0.36). Full year adjusted EBITDA was $202.5 million, compared to 2023 adjusted EBITDA of $245.8 million.
Fortrea’s trailing twelve-month book-to-bill ratio was 1.16x and backlog as of December 31, 2024, was $7,699 million.

The Company’s cash and cash equivalents were $118.5 million and gross debt was $1,142.0 million as of December 31, 2024. For the full year ended December 31, 2024, operating cash flow was $262.8 million and free cash flow was $237.3 million. On February 28, 2025, the Company entered into an amendment to modify a financial covenant to provide the Company with additional flexibility under the Company’s Credit Agreement through the fourth quarter of 2026.
2025 Financial Guidance
For the full year 2025, the Company targets revenues in the range of $2,450 million to $2,550 million and adjusted EBITDA guidance in the range of $170 million to $200 million.
The guidance assumes foreign currency exchange rates as of December 31, 2024, remain in effect for the forecast period.
The Company’s 2025 financial guidance will be discussed during the Earnings Call at 9:00 am ET on March 3, 2025.
Earnings Call and Replay
Fortrea will host a conference call at 9:00 am ET on March 3, 2025, to review its financial results and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Fortrea Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can also be accessed through the following earnings webcast link. A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Fortrea website. A supplemental slide presentation will also be available on the Investor Relations website prior to the start of the call.
About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, biotechnology, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients. Fortrea provides phase I-IV clinical trial management, clinical pharmacology and consulting services. Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team working in about 100 countries is scaled to deliver focused and agile solutions to customers globally. Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and X (formerly Twitter).
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s 2025 financial guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: the Company’s ability to successfully implement the Company’s business strategies and execute the Company’s long-term value creation strategy; risks and expenses associated with the Company’s international operations and currency fluctuations; the Company’s customer or therapeutic area concentrations; any further deterioration in the macroeconomic environment, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices its contracts, overruns its cost estimates, or fails to receive approval for, or experiences delays in documentation of change orders; the Company’s ability to realize the full benefits from the divestiture of Endpoint Clinical and Fortrea Patient Access businesses; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Basic and Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the Company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the Company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
The Company uses non-GAAP measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, in calculating Adjusted EBITDA, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The Company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The Company’s full-year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the Company's ongoing operations.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the Company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
Fortrea Contacts
Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com
Sue Zaranek (Media) – 919-943-5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

FORTREA HOLDINGS INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues	$697.0	$709.7	$2,696.4	$2,842.5
Costs and expenses:
Direct costs, exclusive of depreciation and amortization (including costs incurred from related parties of $48.8 during the twelve months ended December 31, 2023)	556.1	577.9	2,162.2	2,251.9
Selling, general and administrative expenses, exclusive of depreciation and amortization	148.1	126.7	560.7	448.1
Depreciation and amortization	20.8	22.2	85.3	89.3
Restructuring and other charges	27.6	6.9	50.1	21.2
Total costs and expenses	752.6	733.7	2,858.3	2,810.5
Operating income (loss)	(55.6)	(24.0)	(161.9)	32.0
Other income (expense):
Interest expense	(21.9)	(34.5)	(123.8)	(69.7)
Foreign exchange gain (loss)	(3.6)	1.5	(10.6)	0.3
Other, net	6.2	2.3	21.3	6.9
Income (loss) from continuing operations before income taxes	(74.9)	(54.7)	(275.0)	(30.5)
Income tax (benefit) expense	(1.0)	(6.1)	(3.5)	1.2
Income (loss) from continuing operations	(73.9)	(48.6)	(271.5)	(31.7)
Income (loss) from discontinued operations, net of tax	12.7	(5.9)	(57.0)	6.5
Net income (loss)	$(61.2)	$(54.5)	$(328.5)	$(25.2)

Earnings (loss) per common share
Basic and diluted earnings (loss) per share from continuing operations	$(0.82)	$(0.55)	$(3.03)	$(0.36)
Basic and diluted earnings (loss) per share from discontinued operations	0.14	(0.07)	(0.64)	0.07
Basic and diluted earnings (loss) per share	$(0.68)	$(0.62)	$(3.67)	$(0.29)

FORTREA HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$118.5	$108.6
Accounts receivable and unbilled services, net	659.5	988.5
Prepaid expenses and other	170.2	84.6
Current assets of discontinued operations	—	69.1
Total current assets	948.2	1,250.8
Property, plant and equipment, net	156.3	172.6
Goodwill, net	1,710.4	1,739.4
Intangible assets, net	655.7	728.1
Deferred income taxes	5.2	3.2
Other assets, net	103.4	69.7
Long-term assets of discontinued operations	—	368.8
Total assets	$3,579.2	$4,332.6
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$138.2	$132.9
Accrued expenses and other current liabilities	369.8	335.5
Unearned revenue	353.3	214.2
Current portion of long-term debt	74.8	26.1
Short-term operating lease liabilities	13.4	17.2
Current liabilities of discontinued operations	—	52.5
Total current liabilities	949.5	778.4
Long-term debt, less current portion	1,049.7	1,565.9
Operating lease liabilities	60.6	62.8
Deferred income taxes and other tax liabilities	121.7	147.7
Other liabilities	35.3	32.1
Long-term liabilities of discontinued operations	—	31.6
Total liabilities	2,216.8	2,618.5
Commitments and contingent liabilities
Equity:
Common stock, 89.7 and 88.8 shares outstanding at December 31, 2024 and December 31, 2023, respectively	0.1	0.1
Additional paid-in capital	2,042.2	1,998.0
Accumulated deficit	(397.0)	(68.5)
Accumulated other comprehensive loss	(282.9)	(215.5)
Total equity	1,362.4	1,714.1
Total liabilities and equity	$3,579.2	$4,332.6

FORTREA HOLDINGS INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(328.5)	$(25.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	86.9	98.0
Stock compensation	58.4	42.7
Credit loss expense	22.2	27.8
Operating lease right-of-use asset expense	14.0	27.4
Operating lease right-of-use asset impairment	4.8	—
Goodwill and other asset impairments	24.0	13.4
Deferred income taxes	(24.6)	(41.6)
Loss on sale of business	19.6	—
Write-off of debt issuance costs	12.2	—
Other, net	9.3	(1.0)
Change in assets and liabilities:
Decrease (increase) in accounts receivable and unbilled services, net	309.9	(53.4)
(Increase) in prepaid expenses and other	(78.1)	(3.4)
Increase in accounts payable	7.2	55.3
Increase (decrease) in deferred revenue	140.0	(2.2)
(Decrease) increase in accrued expenses and other	(14.5)	30.6
Net cash provided by operating activities	262.8	168.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25.5)	(40.3)
Proceeds from sale of business, net	276.6	—
Proceeds from sale of assets	0.5	8.5
Net cash provided by (used for) investing activities	251.6	(31.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	826.5	164.0
Payments on revolving credit facilities	(826.5)	(164.0)
Proceeds from term loans	—	1,061.4
Proceeds from issuance of senior notes	—	570.0
Debt issuance costs	(0.7)	(26.4)
Principal payments on long-term debt	(482.7)	(15.4)
Payments for taxes related to net share settlement of stock awards	(14.4)	—
Special payment to Former Parent	—	(1,595.0)
Net transfers to Former Parent	—	(135.4)
Net cash used for financing activities	(497.8)	(140.8)
Effect of exchange rate changes on cash and cash equivalents	(6.7)	2.4
Net change in cash and cash equivalents	9.9	(1.8)
Cash and cash equivalents at beginning of period	108.6	110.4
Cash and cash equivalents at end of period	$118.5	$108.6
The cash flows related to discontinued operations have not been segregated and are included in the consolidated and combined statements of cash flows.

RECONCILIATION OF NON-GAAP MEASURES
FORTREA HOLDINGS INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted EBITDA from continuing operations:
Net income (loss) from continuing operations	$(73.9)	$(48.6)	$(271.5)	$(31.7)
Income tax (benefit) expense	(1.0)	(6.1)	(3.5)	1.2
Interest expense, net	21.9	34.5	123.8	69.7
Foreign exchange (gain) loss	3.6	(1.5)	10.6	(0.3)
Depreciation and amortization (a)	20.8	22.2	85.3	89.3
Restructuring and other charges (b)	27.9	6.9	51.2	23.8
Stock based compensation	15.3	14.8	57.2	40.4
Disposition-related costs (c)	6.1	—	13.4	—
One-time spin related costs (d)	32.1	25.2	130.0	31.3
Customer matter (e)	0.8	8.7	6.0	8.7
Enabling Services Segment costs (f)	—	5.1	7.3	19.2
Other (g)	2.4	(2.3)	(7.3)	(5.8)
Adjusted EBITDA from continuing operations	$56.0	$58.9	$202.5	$245.8

(a) Includes amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations. Approximately $21.3 million was recorded in the fourth quarter related to a restructuring plan to reduce overcapacity, which we expect to complete by the end of 2025.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the Transition Services Agreement with former parent.
(e) As part of working with a customer, the Company has agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution.
(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.
(g) Includes the recognition of contingent consideration on a sale of a facility, income related to services provided under Transition Services Agreements, settlements related to litigation initiated prior to the Spin, Founders share awards, and the yield expense incurred on amounts received under the Company’s Receivables Securitization Program.

FORTREA HOLDINGS INC.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted net income (loss) from continuing operations:
Net income (loss) from continuing operations	$(73.9)	$(48.6)	$(271.5)	$(31.7)
Foreign exchange loss	3.6	(1.5)	10.6	(0.3)
Amortization (a)	15.2	15.0	60.8	60.7
Restructuring and other charges (b)	27.9	6.9	51.2	23.8
Stock based compensation	15.3	14.8	57.2	40.4
Disposition-related costs (c)	6.1	—	13.4	—
One-time spin related costs (d)	32.1	25.2	130.0	31.3
Customer matter (e)	0.8	8.7	6.0	8.7
Enabling Services Segment costs (f)	—	5.1	7.3	19.2
Other (g)	2.4	(2.3)	(7.3)	(5.8)
Income tax impact of adjustments (h)	(12.9)	(10.6)	(27.6)	(34.4)
Adjusted net income (loss) from continuing operations	$16.6	$12.7	$30.1	$111.9

Basic shares	89.7	88.8	89.5	88.8
Diluted shares	90.2	89.7	90.3	89.0
Adjusted basic EPS from continuing operations	$0.18	$0.14	$0.34	$1.26
Adjusted diluted EPS from continuing operations	$0.18	$0.14	$0.33	$1.26
(a) Includes amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations. Approximately $21.3 million was recorded in the fourth quarter related to a restructuring plan to reduce overcapacity, which we expect to complete by the end of 2025.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the Transition Services Agreement with former parent.
(e) As part of working with a customer, the Company has agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution.
(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.
(g) Includes the recognition of contingent consideration on a sale of a facility, income related to services provided under Transition Services Agreements, settlements; related to litigation initiated prior to the Spin, Founders share awards, and the yield expense incurred on amounts received under the Company’s Receivables Securitization Program.
(h) Income tax impact of adjustments calculated based on the tax rate applicable to each item.

FORTREA HOLDINGS INC.
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(in millions)
(unaudited)

Twelve Months Ended December 31, 2024
Net cash provided by operating activities	$262.8
Capital expenditures	(25.5)
Free cash flow	$237.3
The cash flows related to discontinued operations have not been segregated and are included in the consolidated and combined statements of cash flows.